Exhibit 10.1

FINANCIAL AND INVESTOR RELATIONS
SUPERVISORY CONSULTING AGREEMENT

THIS AGREEMENT, made as of this 7th day of April, 2010 by and between:

TAXMASTERS, INC., a Nevada corporation having its principal offices located at 900 Town & Country Lane, Suite 400, Houston, Texas 77024 (hereinafter referred to as the "CLIENT")

AND

VELVET INTERNATIONAL, INC., a corporation organized under the laws of Nevis having a principal office at P.O. Box 14, Clarke's Estate, Cades Bay, Nevis, West Indies, (hereinafter referred to as "CONSULTANT")

WITNESSETH THAT, WHEREAS, CONSULTANT is in the business of providing financial public relations consulting services to companies such as CLIENT, and CLIENT desires to retain CONSULTANT in order to secure its advice and supervisory services, and the parties desire to have a formal agreement to formalize and evidence the terms of their agreement and understandings;

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT.  The CLIENT hereby appoints CONSULTANT as its non exclusive financial public relations counselor and  hereby retains and engages CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment this Agreement.

2. TERM. The term of this Agreement shall commence as of the date shown at the head hereof and shall continue until December 31, 2010.

3. SERVICES.  CONSULTANT shall act, generally, as a non-exclusive financial ublic relations counselor, essentially acting as a supervisor of CLIENT'S financial ublic relations and investor relations programs and serving (1) as a liaison between the CLIENT and existing and potential market makers, broker-dealers, underwriters, and investors and (2) as an advisor to the CLIENT with respect to its financial public relations and investor relations programs, soliciting proposals from third-party suppliers of such services, reviewing and analyzing such proposals and any other proposals received by CLIENT and forwarded to CONSULTANT for its review, and advising CLIENT with respect to the implementation of such programs.

4.     COMPENSATION. For its services hereunder, for the term of this Agreement, CLIENT shall pay to CONSULTANT, in advance and upon execution hereof, the sum of
Two Hundred Fifty Thousand Dollars ($250,000).

5.     COSTS AND EXPENSES OF CONSULTANT IN THE ORDINARY COURSE. In the absence of a specific agreement, in writing, CONSULTANT shall be responsible for payment of all of its costs and expenses incurred in the rendering of its services hereunder, including, but not limited to:

(a) Communication  charges,  such  as  long  distance telephone  charges (including modem transmissions), telegraph and cable charges, facsimile and telecopier charges;

(b) Reproduction  charges,  such as copier charges,  offset charges,  and rinting charges;

(c) Special handling and delivery charges, such as Express Mail, Registered and Certified Mail, Federal Express/Airborne/UPS, and bankwire charges; and

(d) Travel  costs,  including  transportation  charges,  fares,  tolls,  parking charges, and on-the-road costs of food, lodging and local transportation.

6. TERMINATION. This Agreement may be terminated by either the CLIENT or the CONSULTANT prior to the expiration of the term provided in Paragraph 2 above as follows:

(a) Upon failure of the other party to cure a default under, or a breach of, this agreement within thirty (30) days after written notice is given as to such default orbreach by the terminating party;

(b) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

(c)  Upon the other party taking the benefit of any insolvency law; and/or

(d)  Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business.

7. ATTORNEY FEES. Should a party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal.

8. WAIVER OF BREACH.  The waiver by a party of a breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

9. BENEFIT OF AGREEMENT AND ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.  This agreement may not be assigned by either party or by operation of law or otherwise.

10.   NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only be agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

12. GOVERNING LAW.  This Agreement shall be a contract made in the State of Texas, United States, and shall be interpreted and governed by, and construed in accordance with, the laws of the State of Texas.

13. TAXES.  Any and all taxes, excises, assessments, levies, interest and enalties, which may be assessed, levied, demanded, or imposed by any governmental agency in connection with this Agreement, shall be paid by the party upon which they are imposed and shall be the sole obligation of such party.

14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Providence, Rhode Island, in accordance with the applicable rules, then obtaining, of the American Arbitration Association.

15.         COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

CLIENT: TAXMASTERS, INC. By: CONSULTANT: VELVET INTERNATIONAL, INC.